Exhibit 99.3

CSI Compressco LP

Unaudited Pro Forma Condensed Combined Financial Information

On November 10, 2021, CSI Compressco LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) by and among the Partnership, CSI Compressco GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Spartan Energy Partners, LP, a Delaware limited partnership (“Contributor”), and CSI Compressco Sub Inc., a Delaware corporation (“Compressco Sub”). Pursuant to the terms of the Contribution Agreement, Contributor contributed to the Partnership 100% of the limited liability company interest in Treating Holdco, LLC, a Delaware limited liability company (“Treating Holdco”), 100% of the common stock in Spartan Terminals Operating, Inc., a Delaware corporation (“Spartan Terminals”), and 99% of the limited liability company interests in Spartan Operating Company LLC, a Delaware limited liability company (“Spartan Operating” and together with Treating Holdco and Spartan Terminals, “Spartan Treating”) (such interests in Spartan Treating, the “Contributed Interests”) in exchange for 48.4 million common units representing the limited partner interests in the Partnership (“Common Units”). We refer to the acquisition of the Contributed Interests as the “Acquisition.”

In December 2020, Spartan Energy Partners, LP purchased 15 large horsepower compressors from TETRA Technologies, Inc. (“TETRA”) and assumed the corresponding lease agreement (the “Backstop Lease”) with CSI Compressco LP. Upon the commencement of the Contribution Agreement with its General Partner, as discussed above, the Spartan entity that owns the Backstop Lease is now a subsidiary of Compressco Sub, thus the assets, revenues and expenses related to the Backstop Lease are eliminated for consolidation.

The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of CSI Compressco LP and Spartan Treating and has been adjusted to reflect the following:

•	The Partnership’s acquisition of Spartan Treating for consideration of 48.4 million of the Partnership’s common units

Certain of the Spartan Treating historical amounts have been reclassified to conform to the financial statement presentation of the Partnership. Additionally, the adjustments columns in the unaudited pro forma condensed combined financial statements below include adjustments and eliminations associated with intercompany transactions between the Partnership and Spartan Treating. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Acquisition as if they had occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 both give effect to the Acquisition as if it had occurred on January 1, 2020.

As a partnership, we are generally not subject to income taxes at the entity level because our income is included in the tax returns of our partners. We are treated as a partnership for federal tax purposes with each partner being separately taxed on its share of our taxable income. However, a portion of our business is conducted through taxable U.S. corporate subsidiaries. For income tax purposes, Spartan Treating is reported on the Partnership’s U.S. corporate subsidiary return. Accordingly, a U.S. federal and state income tax provision has been reflected in the accompanying unaudited pro forma condensed combined financial information.

The Partnership currently reflects a deferred tax asset related to net operating loss and credit carryforwards generated by our U.S. corporate subsidiaries that may be subject to a significant annual limitation according to Section 382 of the Internal Revenue Code of 1986, as amended. We believe that it is more likely than not we will not realize all the tax benefits of the deferred tax assets within the allowable carryforward period. Therefore, an appropriate valuation allowance has been provided.

The following unaudited pro forma condensed combined financial information should be read in conjunction with the Partnership’s consolidated financial statements and the related notes thereto, which are included in its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, and Spartan Treating consolidated financial statements and the related notes thereto, which are included elsewhere in this filing.

CSI Compressco LP

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2021

(In thousands)

	CSI Compressco LP As Reported (a)	Spartan Treating As Reported (b)	Pro Forma adjustments		Pro Forma combined

ASSETS
Current assets:
Cash and cash equivalents	$23,484	$174	$—		$23,658
Trade accounts receivable, net	48,182	3,867	—		52,049
Inventories	31,894	1,269	—		33,163
Prepaid expenses and other current assets	6,266	904	—		7,170
Current assets associated with discontinued operations	7	—	—		7

Total current assets	109,833	6,214	—		116,047
Property, plant, and equipment:
Land and building	13,266	—	—		13,266
Compressors and equipment	989,386	60,234	(14,675)	(c)	1,034,945
Vehicles	7,653	—	—		7,653
Construction in progress	14,274	—	—		14,274

Total property, plant, and equipment	1,024,579	60,234	(14,675)		1,070,138
Less accumulated depreciation	(504,094)	—	801	(c)	(503,293)

Net property, plant, and equipment	520,485	60,234	(13,874)		566,845
Other assets:
Intangible assets, net of accumulated amortization	22,836	—	—		22,836
Operating lease right-of-use assets	27,136	—	(7,845)	(c)	19,291
Deferred tax asset	10	—	—		10
Other assets	3,423	882	(248)	(c)	4,057

Total other assets	53,405	882	(8,093)		46,194

Total assets	$683,723	$67,330	$(21,967)		$729,086

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$23,923	$2,956	$—		$26,879
Accrued liabilities and other	48,484	2,209	(2,427)	(c)	48,266
Amounts payable to affiliates	2,907	—	(3,015)	(c)	(108)
Current portion of long-term debt	80,331	—	—		80,331
Current liabilities associated with discontinued operations	140	—	—		140

Total current liabilities	155,785	5,165	(5,442)		155,508
Other liabilities:
Long-term debt, net	560,874	29,500	—		590,374
Deferred tax liabilities	2,624	—	11,620	(g)	14,244
Long-term affiliate payable	11,107	—	(11,107)	(c)	—
Operating lease liabilities	19,187	—	(5,401)	(c)	13,786
Other long-term liabilities	555	254	—		809

Total other liabilities	594,347	29,754	(4,888)		619,213
Commitments and contingencies
Partners’ capital:
General partner interest	(1,475)	—	—		(1,475)
Common units	(50,527)	—	20,774	(e), (g)	(29,753)
Other partners’ capital	—	32,411	(32,411)	(e)	—
Accumulated other comprehensive loss	(14,407)	—	—		(14,407)

Total partners’ capital	(66,409)	32,411	(11,637)		(45,635)

Total liabilities and partners’ capital	$683,723	$67,330	$(21,967)		$729,086

CSI Compressco LP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2021

(In thousands, except share amounts)

	CSI Compressco LP As Reported (a)	Spartan Treating As Reported (b)	Pro Forma adjustments		Pro forma combined

Revenues:
Contract services	$165,956	$21,040	$(2,261)	(d)	$184,735
Aftermarket services	39,242	719	—		39,961
Equipment sales	1,564	—	—		1,564

Total revenues	206,762	21,759	(2,261)		226,260
Cost of revenues (excluding depreciation and amortization expense):
Cost of contract services	82,063	5,486	—		87,549
Cost of aftermarket services	33,340	339	—		33,679
Cost of equipment sales	1,838	—	—		1,838

Total cost of revenues	117,241	5,825	—		123,066
Depreciation and amortization	56,222	3,337	(562)	(d)	58,997
Impairments and other charges	—	—	—		—
Insurance recoveries	—	—	—		—
Selling, general, and administrative expense	28,143	3,437	—		31,580
Interest expense, net	41,781	798	(1,716)	(d)	40,863
Other (income) expense, net	622	(242)	—		380

Net income (loss) before taxes and discontinued operations	(37,247)	8,604	17		(28,626)
Provision for income taxes	3,042	—	(138)	(g)	2,904

Net income (loss) from continuing operations	(40,289)	8,604	155		(31,530)
Loss from discontinued operations, net of tax	(623)	—	—		(623)

Net income (loss)	$(40,912)	$8,604	$155		$(32,153)

General partner interest in net loss	$(569)	$—	$—		$(569)

Common units interest in net income (loss)	$(40,343)	$8,604	$155		$(31,584)

Basic and diluted net loss per common unit:
Loss from continuing operations per common unit	$(0.83)	$—	$—		$(0.32)
Loss from discontinued operations per common unit	(0.01)	—	—		(0.01)

Net loss per common unit	$(0.84)	$—	$—		$(0.33)

Weighted average common units outstanding:
Basic	47,889,691	—	48,400,000	(e)	96,289,691
Diluted	47,889,691	—	48,400,000	(e)	96,289,691

CSI Compressco LP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(In thousands, except share amounts)

	CSI Compressco LP As Reported (a)	Spartan Treating As Reported (b)	Pro Forma adjustments		Pro forma combined

Revenues:
Contract services	$228,088	$31,184	$(251)	(f)	$259,021
Aftermarket services	60,290	1,382	—		61,672
Equipment sales	13,209	—	—		13,209

Total revenues	301,587	32,566	(251)		333,902
Cost of revenues (excluding depreciation and amortization expense):
Cost of contract services	108,843	9,065	—		117,908
Cost of aftermarket services	52,444	931	—		53,375
Cost of equipment sales	12,946	—	—		12,946

Total cost of revenues	174,233	9,996	—		184,229
Depreciation and amortization	80,007	4,398	(62)	(f)	84,343
Impairments and other charges	15,367	—	—		15,367
Insurance recoveries	(517)	—	—		(517)
Selling, general, and administrative expense	34,295	5,783	—		40,078
Interest expense, net	54,468	773	(191)	(f)	55,050
Other (income) expense, net	3,544	918	—		4,462

Net income (loss) before taxes and discontinued operations	(59,810)	10,698	2		(49,110)
Provision for income taxes	3,144	—	2,625	(g)	5,769

Net income (loss) from continuing operations	(62,954)	10,698	(2,623)		(54,879)
Loss from discontinued operations, net of tax	(10,886)	—	—		(10,886)

Net income (loss)	$(73,840)	$10,698	$(2,623)		$(65,765)

General partner interest in net loss	$(1,037)	$—	$—		$(1,037)

Common units interest in net income (loss)	$(72,803)	$10,698	$(2,623)		$(64,728)

Basic and diluted net loss per common unit:
Loss from continuing operations per common unit	$(1.31)	$—	$(0.05)		$(0.56)
Loss from discontinued operations per common unit	(0.23)	—	—		(0.11)

Net loss per common unit	$(1.54)	$—	$(0.05)		$(0.68)

Weighted average common units outstanding:
Basic	47,301,804	—	48,400,000	(e)	95,701,804
Diluted	47,301,804	—	48,400,000	(e)	95,701,804

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1 - Basis of Presentation

On November 10, 2021, the Partnership entered into the Contribution Agreement by and among the Partnership, CSI Compressco GP LLC, a Delaware limited liability company and the General Partner of the Partnership, Spartan Energy Partners, LP, for the contribution of Spartan Treating in exchange for 48.4 million common units representing the limited partner interests in the Partnership, subject to post-closing adjustments.

Historical revenue and cost balances for contract services and equipment rentals of Spartan Treating have been combined with historical Partnership revenue and cost balances for compression and related services as Contract services revenue in the combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma adjustments that are directly attributable to the Acquisition. The preparation of the unaudited pro forma condensed combined financial statements is in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only to reflect the Acquisition and do not purport to represent the Partnership’s financial position or what the actual results of operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the Partnership’s future operating results. However, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements reflect estimates and assumptions that the Partnership’s management believes to be reasonable. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

Note 2 - Pro Forma Adjustments and Assumptions

The pro forma adjustments are based upon currently available information and certain estimates and assumptions. The actual effect of the transactions ultimately may differ from the pro forma adjustments included herein. However, management believes that the assumptions used to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions as currently contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership. The pro forma financial information reflects all adjustments that are, in the opinion of management, necessary to a fair statement of the pro forma financial information presented. The unaudited pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the Partnership had completed the transactions on the dates indicated or that could be achieved in the future.

a.	Represents historical balances for CSI Compressco LP.

b.	Represents historical balances for Spartan Treating that were contributed.

c.	Represents the elimination of the assets and liabilities related to the Backstop Lease between the entities at September 30, 2021.

d.	Represents the elimination of the revenues and expenses related to the Backstop Lease between the entities for the nine months ended September 30, 2021.

e.	Reflects 48.4 million units of Partnership common units issued as consideration for the Acquisition.

f.	Represents the elimination of the revenues and expenses related to the Backstop Lease between the entities for the year ended December 31, 2020.

g.	Reflects the income tax provision related to Spartan Treating as U.S. corporate subsidiaries.